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                                                                  EXHIBIT 10.18


                         AGREEMENT OF SALE AND PURCHASE

                                 by and between

                           D & B REALTY HOLDING, INC.,

                             a Missouri corporation,

                                    as Seller

                                       and

                                  KAZA I, LTD.,
                           a Texas limited partnership

                                  as Purchaser


                                 Houston, Texas
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                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE I. Sale and Purchase: Property.......................................1
  Section 1.1 Sale and Purchase                                              1

ARTICLE II. Consideration....................................................2
  Section 2.1 Purchase Price & Financing                                     2
  Section 2.2 Earnest Money                                                  2

ARTICLE III. Survey..........................................................4
  Section 3.1 Survey                                                         4

ARTICLE IV. Title............................................................4
  Section 4.1 Title Commitment                                               4

ARTICLE V. Inspection........................................................5
  Section 5.1 Inspection Period                                              5
  Section 5.2 Document Review                                                6
  Section 5.3 Inspection Obligations                                         7
  Section 5.4 Right of Termination                                           8
  Section 5.5 Property Conveyed "AS IS"                                      9
  Section 5.6 Investigative Studies                                         12
  Section 5.7 Purchaser Represented by Counsel                              12

ARTICLE VI. Closing.........................................................12
  Section 6.1 Closing Date                                                  12
  Section 6.2 Closing Matters                                               13
  Section 6.3 Closing Costs                                                 14
  Section 6.4 Real Estate Commission                                        15
  Section 6.5 Conditions Precedent to Seller's Obligations                  15
  Section 6.6 Conditions Precedent to Purchaser's Obligations               15

ARTICLE VII. Remedies.......................................................16
  Section 7.1 Seller's Remedies                                             16
  Section 7.2 Purchaser's Remedies                                          16
  Section 7.3 Attorneys' Fees                                               17
  Section 7.4 Disposition of Earnest Money                                  18

ARTICLE VIII. Representations, Warranties, and Covenants....................18
  Section 8.1 Purchaser's Representations and Warranties                    18
  Section 8.2 Seller's Representations and Warranties                       18
  Section 8.3 Seller's Covenants                                            20


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  Section 8.4 Survival of Representations and Warranties                    22
  Section 8.5 Knowledge Standard                                            22

ARTICLE IX. Condemnation....................................................22
  Section 9.1 Condemnation                                                  22

ARTICLE X. Risk of Loss.....................................................23
  Section 10.1  Risk of Loss                                                23
  Section 10.2  Loss                                                        23
  Section 10.3  Non-Material Loss                                           25
  Section 10.4  Delay in Completion of Repairs                              25

ARTICLE XI. Miscellaneous...................................................26
  Section 11.1  Entire Agreement                                            26
  Section 11.2  Agreement Binding on Parties; Assignment                    26
  Section 11.3  Effective Date                                              26
  Section 11.4  Notice                                                      26
  Section 11.5  Time of the Essence                                         28
  Section 11.6  Place of Performance                                        28
  Section 11.7  Currency                                                    28
  Section 11.8  Section Headings                                            28
  Section 11.9  Obligations                                                 29
  Section 11.10 Business Days                                               29
  Section 11.11 No Recordation                                              29
  Section 11.12 Multiple Counterparts                                       29
  Section 11.13 Severability                                                29
  Section 11.14 Taxpayer ID                                                 29
  Section 11.15 Section 1031 Exchange                                       30

Exhibits

Exhibit A   -     Legal Description of Land
Exhibit B   -     Deed
Exhibit C   -     Bill of Sale
Exhibit D   -     Certificate of Non-Foreign Status
Exhibit E   -     Assignment of Warranties
Exhibit F   -     Lease
Exhibit G   -     Note


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                         AGREEMENT OF SALE AND PURCHASE

         THIS AGREEMENT OF SALE AND PURCHASE (this "AGREEMENT") is made by and between D & B REALTY HOLDING, INC., a Missouri corporation (the "SELLER"), and KAZA I, LTD., a Texas limited partnership (the "PURCHASER").


                              W I T N E S S E T H:

         WHEREAS, Seller desires to sell and Purchaser desires to purchase the property described in Section 1.1 below, on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                           SALE AND PURCHASE: PROPERTY

Section 1.1 Sale and Purchase.

                  Seller agrees to sell and convey unto Purchaser, and Purchaser agrees to purchase and accept from Seller, subject to the Permitted Exceptions (as defined in Section 4.1(c)) and the terms, covenants, conditions, and provisions herein set forth, the following:

                  (a) All of that certain land more particularly described on Exhibit A attached hereto (the "LAND"), including all structures, improvements, and fixtures (the "IMPROVEMENTS") thereon. The Improvements consist of an approximately 53,111 square foot, single story "Dave & Buster's" entertainment complex. The Land and the Improvements are sometimes referred to herein collectively as the "REAL PROPERTY";

                  (b) All right, title, and interest, if any, of Seller, in and to any land lying in the bed of any dedicated street, road, or access way, opened or proposed, in front of, at a side of or adjoining the Real Property (the "PROPERTY RIGHTS");

                  (c) All right, title, and interest of Seller, reversionary or otherwise, in and to all easements in or upon the Land and all other rights and appurtenances belonging or in anywise pertaining thereto, if any (the "APPURTENANCES");

                  (d) Any and all equipment, machinery, and other items of personal property owned by Seller and presently affixed or attached to, placed or situated upon the Real Property and used in connection with the ownership,


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                           operation and occupancy of the Real Property, but
                           specifically excluding any items of personal property owned by the Tenant (as defined in Section 6.2
                           (viii)) and/or any third party (the "PERSONALTY");

                  (e) All right, title, and interest, if any, of Seller in and to any and all transferable licenses, permits, certificates, approvals, authorizations, variances, and consents (the "PERMITS") issued or granted by governmental or quasi-governmental bodies, officers, or authorities with respect to the ownership of the Real Property;

                  (f) All warranties and guaranties covering any of the Improvements, if any (the "WARRANTIES");

                  (g) Any service contracts, management agreements, and maintenance contracts encumbering the Land and designated by Seller during the Inspection Period (collectively, the "SERVICE CONTRACTS");

                  (h) Seller's interest in all plans, specifications, drawings, reports, studies, and other similar matters, relating to the Land and in the possession of Seller, but only to the extent assignable (the "PLANS").


                  The items described in (a) through (h) of this Section 1.1 are hereinafter collectively called the "PROPERTY".

                                  ARTICLE II.
                                  CONSIDERATION

Section 2.1 Purchase Price & Financing.

                  (a) The purchase price (the "PURCHASE PRICE") to be paid by Purchaser to Seller for the sale and conveyance of the Property is Eight Million Seven Hundred Seventy-Seven Thousand and No/100 Dollars ($8,777,000), which is payable to Seller at the closing of the transaction contemplated hereby (the "CLOSING") by wire transfer and which funds must be delivered in a manner to permit the Closing Agent (defined in Section 2.2) to deliver good funds to the Seller or its designee on the Closing Date (defined in Section 6.1).

                  (b) Notwithstanding the foregoing, $2,633,100 of the Purchase Price shall be delivered at Closing in the form of a promissory note (the "NOTE") in substantially the form attached hereto as Exhibit G.

Section 2.2 Earnest Money.


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                  (a)      It is a condition precedent to the effectiveness of
                           this Agreement that within five (5) days of the execution of this Agreement by Purchaser, Purchaser shall deposit with Hexter-Fair Title Company, 8333 Douglas Avenue, Suite 130, Dallas, Texas 75225, Attn:
                           Carol Erick (the "CLOSING AGENT"), by wire transfer or delivery of a cashier's check, immediately available federal funds in the amount of Twenty Five Thousand Dollars ($25,000) (the "INITIAL EARNEST MONEY"). On or before the Inspection Period Expiration Date, unless this Agreement has been properly terminated by Purchaser in accordance with
                           Section 5.4 hereof, Purchaser shall deliver to Closing Agent an additional Twenty Five Thousand Dollars ($25,000) (the "ADDITIONAL EARNEST MONEY") to be held as additional earnest money. The Initial Earnest Money and the Additional Earnest Money, along with any accrued interest thereon, are collectively referred to herein as the "EARNEST MONEY."

                  (b) On the Closing Agent's receipt of the Earnest Money, the Closing Agent shall deposit such Earnest Money into an interest-bearing money market account maintained at a federally insured bank or savings and loan association located in Dallas County, Texas. Such account shall have no penalty for early withdrawal, and Purchaser agrees and acknowledges that Seller shall have no responsibility or liability for any loss of the Earnest Money or any portion thereof. If any of the Earnest Money to be delivered pursuant to Section 2.2(a) is not timely delivered by Purchaser to the Closing Agent, Seller may terminate this Agreement by delivering written notice of such termination to Purchaser, and any of the Earnest Money previously delivered to Closing Agent, if any, shall be delivered to Seller as liquidated damages. Upon said termination, (i) neither Seller nor Purchaser shall have any further obligation or liability to the other hereunder, except as provided in Sections 5.3. and 6.4 hereof, and (ii) Purchaser shall deliver to Seller all of the Documents and Purchaser's Information (as defined in Section 5.2(c)). Notwithstanding anything to the contrary contained elsewhere in this Agreement, $100.00 of the Earnest Money shall serve as independent consideration for this Agreement (the "INDEPENDENT CONSIDERATION"), and shall be non-refundable for any reason. If the transaction contemplated hereby is consummated in accordance with the terms and provisions hereof, the Earnest Money shall be credited against the Purchase Price at Closing. All interest earned shall be reported to the Internal Revenue Service as income of Purchaser and Purchaser shall promptly execute all forms reasonably requested by the Closing Agent with respect thereto.

                  (c) The balance of the Purchase Price, as adjusted by the prorations and credits specified herein, less the Earnest Money and less the amount of the Note, shall be paid on the Closing Date in the manner set forth in Section 6.2.


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                                  ARTICLE III.
                                     SURVEY

Section 3.1 Survey.

                  Seller shall deliver to Purchaser, within ten (10) days after the Effective Date (as defined in Section 11.3), a copy of the as-built survey (the "SURVEY") of the Real Property in Seller's possession. Purchaser shall be solely responsible for updates to the Survey.

                                  ARTICLE IV.
                                      TITLE

Section 4.1 Title Commitment.

                  (a) Delivery. Within ten (10) days after the Effective Date, Seller shall deliver to Purchaser a copy of its owner's title policy covering the Property. Seller shall cause Fidelity National Title Insurance Company (the "TITLE COMPANY"), acting through the Closing Agent, to furnish to Purchaser a title commitment (the "COMMITMENT") along with true and complete copies of all documents referred to in the Commitment, including, without limitation, plats, deeds, restrictions and easements, by the terms of which the Title Company agrees to issue to Purchaser at Closing a Texas Standard Coverage Owner's Policy of Title Insurance (the "TITLE POLICY") in the amount of the Purchase Price and insuring Purchaser's fee simple title to the Real Property to be good and indefeasible, subject to the Permitted Exceptions and the other terms of the Title Policy.

                  (b) Objections and Cure. If the Title Commitment or Survey or their updates disclose exceptions to title or any other matter reasonably objectionable to Purchaser, Purchaser shall so notify Seller in writing (the "OBJECTION NOTICE") on or before the fifteenth (15th) day following the date of the last to be received of the Title Commitment and Survey, and Seller shall have fifteen (15) days from the date of Seller's actual receipt of the Objection Notice in which it may, but shall have no obligation to have each such objectionable exception to title or Survey removed or correct each such other matter, in each case to the reasonable satisfaction of Purchaser; provided, however, that Seller shall pay off and discharge the following (collectively "Dischargeable Liens"): (a) all mortgage liens and deeds of trust encumbering the Property or any portion thereof; and
                           (b) all lien claims if liquidated and uncontested (including, without limitation, the liens shown on Schedules B and C of the Commitment, other than taxes for the year of Closing and subsequent years), and Seller covenants and agrees to pay off and discharge all such mortgage liens, deeds of trust and other such liens at Closing. If, within the time specified, Purchaser does

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                           not deliver an Objection Notice, all title and survey
                           matters shall be deemed approved (other than its objections relating to the Dischargeable Liens). If, within the time specified, Seller does not have each such objectionable exception removed or corrected, Purchaser must, prior to the Inspection Period Expiration Date (as hereinafter defined), as its sole and exclusive remedy, either (i) terminate this Agreement, in which event this Agreement, without further action of the parties, shall become null and void and neither party shall have any further rights or obligations under this Agreement, except in accordance with Sections 5.3 and 6.4, or (ii) elect to accept title to the Property as it then exists, without reduction to the Purchase Price. If Purchaser fails to timely make either such election, Purchaser shall be deemed to have elected option (ii). Notwithstanding anything to the contrary herein, the time period within which Purchaser must provide its Objection Notice and Seller may cure such objections must be completed prior to the Inspection Period Expiration Date. In other words, Purchaser shall have no right to terminate this Agreement under this
                           Section 4.1(b) after the Inspection Period Expiration Date, notwithstanding anything to the contrary herein contained.

                  (c) Permitted Exceptions. As used in this Agreement, the term "PERMITTED EXCEPTIONS" shall mean all matters either shown on the Survey or in the Title Commitment (other than the Dischargeable Liens), and all matters which Purchaser has accepted or has been deemed to accept. Seller has no obligation to ensure that the Title Company will provide any endorsements to the Title Policy, including, without limitation, any deletion of the printed survey exception, all of which, if Purchaser elects to obtain any such endorsements, shall be Purchaser's responsibility and shall be at Purchaser's expense. Notwithstanding any provision hereof, Seller shall have until Closing to satisfy and/or remove all Schedule C items and shall be obligated to satisfy and/or remove same

                  (d) Termination. In the event of termination of this Agreement pursuant to this Section 4.1, upon Purchaser's delivery of the Documents and the Purchaser's Information (as those terms are defined in Article V) to Seller, the Earnest Money shall be delivered to Purchaser, except for the Independent Consideration, which shall be paid to Seller, and thereafter neither party shall have any further rights or obligations hereunder, except for the rights and obligations arising pursuant to Sections
                           5.3 and 6.4.

                                   ARTICLE V.
                                   INSPECTION

Section 5.1 Inspection Period.

                  Seller, subject to the provisions of the Lease, shall permit Purchaser and its authorized agents and representatives to enter upon the Real Property at all


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                  reasonable times during normal business hours to inspect and conduct reasonably necessary tests. After the Effective Date, Purchaser, at Purchaser's expense, shall also be entitled to have conducted on its behalf, subject to the operations of the restaurant, inspections of the Improvements and Personalty. Such entry and inspections may be conducted only during the period (the "INSPECTION PERIOD") commencing on the Effective Date and ending at 5:00 p.m., Dallas, Texas time on the date (the "INSPECTION PERIOD EXPIRATION DATE") that is twenty-five
                  (25) days following the Effective Date; provided, however, that so long as this Agreement has not been terminated, Purchaser shall have the right, subject to the operations of the restaurant, to enter upon the Real Property at all reasonable times during normal business hours subsequent to the Inspection Period Expiration Date and prior to the Closing for the purposes of continuing its inspection of the same so long as Purchaser complies with each of the provisions of this Agreement, including, without limitation, the provisions of this Article V relating to such entry and inspection. Notwithstanding the foregoing, in no event shall such entry and inspection subsequent to the Inspection Period Expiration Date serve to extend Purchaser's right to terminate this Agreement on or before the Inspection Period Expiration Date as provided in Section 5.4 hereof. Purchaser shall notify Seller, in writing, of its intention, or the intention of its agents or representatives, to enter the Real Property at least twenty-four (24) hours prior to such intended entry, and notify Seller of any tests to be conducted thereon. Purchaser shall bear the cost of all such inspections and tests. At Seller's option, Seller may be present for any inspection or test.

Section 5.2 Document Review.

                  (a) Documents. Within ten (10) days after the Effective Date, Seller shall deliver to Purchaser the following, if in the possession of Seller (collectively, the "DOCUMENTS"):

                           (i)      copies of any Plans;

                           (ii) to the extent allowed by the author, copies of all existing soil, engineering, architectural, and environmental reports covering the Property in Seller's possession;

                           (iii)    copies of all Service Contracts, if any;

                           (iv) a list of the Personalty to be conveyed, if any; and

                           (v)      copies of all Permits in Seller's
                                    possession.

                  (b) Proprietary Information. Purchaser acknowledges that any and all of the Documents are proprietary and confidential in nature and will be delivered


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                  to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser agrees not to disclose the contents of the Documents to any party outside of Purchaser's organization except to certain of its attorneys, accountants, lenders, or investors (collectively, the "PERMITTED OUTSIDE PARTIES"). Purchaser further agrees that the Documents shall be disclosed and exhibited only to those persons within Purchaser's organization or to those Permitted Outside Parties who are responsible for determining the feasibility of Purchaser's acquisition of the Property. In permitting the Permitted Outside Parties to review the Documents or other information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver.

         (c) Return of Documents. Purchaser shall return all of the Documents, any and all copies Purchaser has made of the Documents, and all copies of any studies, reports, or test results obtained by Purchaser in connection with its inspection of the Property (collectively, the "PURCHASER'S INFORMATION") on the earlier to occur of (i) such time as Purchaser determines that it shall not acquire the Property, or (ii) such time as this Agreement is terminated for any reason.

         (d) No Representation or Warranty by Seller. Purchaser hereby acknowledges that Seller has not made and does not make any warranty or representation regarding the truth, accuracy, or completeness of the Documents or the source(s) thereof, and that Seller has not undertaken any independent investigation as to the truth, accuracy, or completeness of the Documents and is providing the Documents solely as an accommodation to Purchaser. Seller expressly disclaims and Purchaser waives any and all liability for representations or warranties, express or implied, statements of fact, and other matters contained in the Documents, or for any omissions from the Documents, or in any other written or oral communications transmitted or made available to Purchaser. Purchaser shall rely solely upon its own investigation with respect to the Property, including, without limitation, the Property's physical, environmental, or economic condition, compliance or lack of compliance with any ordinance, order, permit, or regulation or any other attribute or matter relating thereto.

Section 5.3 Inspection Obligations.

         (a) Purchaser's Responsibilities. In conducting any inspections, investigations, examinations, or tests of the Property, Purchaser and its


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                  agents and representatives shall: (i) not interfere with the operation and maintenance of the Property; (ii) not damage any part of the Property or any personal property; (iii) not injure or otherwise cause bodily harm to Seller or its agents, guests, invitees, contractors and employees; (iv) maintain commercial general liability (occurrence basis) insurance in terms and amounts reasonably satisfactory to Seller covering any accident arising in connection with the presence of Purchaser, its agents, and its representatives on the Property, and shall deliver a certificate of insurance verifying such coverage (and naming Seller as an additional insured) to Seller prior to entry upon the Property; (v) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (vi) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder; (vii) fully restore the Land and the Improvements to the condition in which the same were found before any such inspection or tests were undertaken; (viii) not reveal or disclose any information obtained during the Inspection Period concerning the Property and the Documents to anyone outside Purchaser's organization, except in accordance with the confidentiality standards set forth in Section 5.2(b) hereof, and (ix) deliver to Seller a copy of all Purchaser's Information.

         (b) PURCHASER'S AGREEMENT TO INDEMNIFY. PURCHASER SHALL INDEMNIFY, DEFEND, AND HOLD SELLER HARMLESS FROM AND AGAINST ANY AND ALL LIENS, CLAIMS, CAUSES OF ACTION, DAMAGES, LIABILITIES, AND EXPENSES (INCLUDING REASONABLE LEGAL FEES AND EXPENSES) ARISING OUT OF PURCHASER'S INSPECTIONS OR TESTS OR ANY VIOLATION OF THE PROVISIONS OF THIS SECTION 5.3 EXCEPT AS MAY BE CAUSED BY THE NEGLIGENCE OF SELLER, ITS EMPLOYEES, AGENTS OR INVITEES. THIS INDEMNITY SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.

Section 5.4 Right of Termination.

         If, during the Inspection Period, Purchaser shall, for any reason, in Purchaser's sole discretion, judgment, and opinion, be dissatisfied with any aspect of the Property or any item examined by Purchaser pursuant to this Agreement, Purchaser shall be entitled, as its sole remedy, to terminate this Agreement by giving written notice to Seller on or before the Inspection Period Expiration Date (but no later than 3:00 p.m., Dallas, Texas time on the Inspection Period Expiration
         Date), whereupon all of the provisions of this Agreement (except Sections 5.3 and 6.4) shall terminate. Upon such termination, neither Seller nor Purchaser shall have any further obligation or liability to the other hereunder, except as provided in Sections 5.3 and 6.4 hereof, and upon Purchaser's delivery to Seller of the Documents and Purchaser's Information, the Earnest Money shall be returned to Purchaser, less the Independent Consideration which shall be paid to Seller.

Section 5.5 Property Conveyed "AS IS".

         (a) DISCLAIMER OF REPRESENTATIONS AND WARRANTIES BY SELLER. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT EXCEPT AS EXPRESSLY SET FORTH IN
                  SECTION 8.2 HEREOF, SELLER HAS NOT MADE AND IS NOT NOW MAKING, AND SELLER SPECIFICALLY DISCLAIMS AND PURCHASER WAIVES, ANY WARRANTIES, REPRESENTATIONS, OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO
                  (I) MATTERS OF TITLE (OTHER THAN SELLER'S WARRANTY OF TITLE SET FORTH IN THE DEED DESCRIBED IN SECTION 6.2(A)(IV) TO BE DELIVERED AT CLOSING); (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF; (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES; (IV) WHETHER AND THE EXTENT TO WHICH, THE REAL PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD; (V) DRAINAGE;
                  (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING; (VII) ZONING TO WHICH THE REAL PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT; (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF, INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS, AND ELECTRIC; (IX) USAGES OF ADJOINING PROPERTY; (X) ACCESS TO THE REAL PROPERTY OR ANY PORTION THEREOF; (XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE, DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME,

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                  EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS, OR CLAIMS ON
                  OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF; (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES IN (AS DEFINED IN SECTION 5.5(C)) IN ON, UNDER, OR IN THE VICINITY OF THE REAL PROPERTY; (XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS, OR LAWS, BUILDING FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS; (XIV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS; (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY; (XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE REAL PROPERTY; (XVII) THE EXISTENCE OF VESTED LAND USE, ZONING, OR BUILDING ENTITLEMENTS AFFECTING THE REAL PROPERTY; (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (PURCHASER AFFIRMING THAT PURCHASER HAS NOT RELIED ON SELLER'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE); OR (XIX) TAX CONSEQUENCES (INCLUDING, BUT NOT LIMITED TO, THE AMOUNT, USE, OR PROVISIONS RELATING TO ANY TAX CREDITS).

         (b) SALE "AS IS". PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF ITS AGENTS AND ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS HAVE BEEN MADE. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED, AND SOPHISTICATED PURCHASER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF PURCHASER'S CONSULTANTS IN PURCHASING THE PROPERTY. PURCHASER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY AS PURCHASER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER'S INSPECTIONS AND INVESTIGATIONS AND HEREBY WAIVES ANY CLAIM PURCHASER MAY HAVE, NOW OR IN THE FUTURE, IN

                  CONNECTION WITH ANY SUCH ADVERSE MATTERS, INCLUDING, WITHOUT LIMITATION, ANY RIGHT OF CONTRIBUTION. PURCHASER ACKNOWLEDGES AND AGREES THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO PURCHASER AND PURCHASER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS," WITH ALL FAULTS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, ANY AGENT OF SELLER OR ANY THIRD PARTY. THE TERMS AND CONDITIONS OF THIS SECTION 5.5 SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT, OR OTHER PERSON, UNLESS THE SAME ARE SPECIFICALLY SET FORTH OR REFERRED TO HEREIN. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. PURCHASER HEREBY EXPRESSLY WAIVES ANY CLAIM OF FRAUDULENT INDUCEMENT. PURCHASER HAS FULLY REVIEWED THE DISCLAIMERS, ASSUMPTIONS, AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THE PROVISIONS OF THIS ARTICLE V AND IN PARTICULAR THIS SECTION 5.5 ARE AN INTEGRAL PART OF THIS AGREEMENT AND THAT SELLER WOULD NOT HAVE AGREED TO SELL THE PROPERTY TO PURCHASER FOR THE PURCHASE PRICE WITHOUT SUCH PROVISIONS.

         (c) Hazardous Substances Defined. For purposes hereof, "HAZARDOUS SUBSTANCES" means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended, or any other federal, state, or local law, ordinance, rule, or regulation applicable to the Property, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (pcbs), radon gas, urea formaldehyde, asbestos, lead or electromagnetic waves.

Section 5.6 Investigative Studies.

         As additional consideration for the transaction contemplated herein, Purchaser agrees that it will provide to Seller, immediately following the receipt of same by Purchaser, copies of any and all reports, tests, or studies involving structural or geologic conditions or environmental, hazardous waste, or Hazardous Substances contamination of the Property which reports, tests or studies shall be addressed to both Seller and Purchaser at no cost to Seller; provided, however, Purchaser shall have no obligation to cause any such tests or studies to be performed on the Property. In the event that such reports, tests or studies indicate that additional investigation may be required, either Seller or Purchaser may request (at the cost of the party requesting same) that such additional investigation be completed, provided that neither Seller nor Purchaser shall be obligated to undertake any such additional investigation and either Purchaser or Seller shall be entitled to terminate this Agreement rather than proceed with any such additional investigation. No deadline or time period in this Agreement shall be extended by virtue of any such additional investigation. Seller hereby acknowledges that Purchaser has not made and does not make any warranty or representation regarding the truth or accuracy of any such studies or reports and has not undertaken any independent investigation as to the truth or accuracy thereof. Purchaser shall have no liability or culpability of any nature as a result of having provided such information to Seller or as a result of Seller's reliance thereon. Purchaser shall be responsible for any and all costs, claims, damages, and liabilities caused by any testing performed or required by Purchaser.

Section 5.7 Purchaser Represented by Counsel.

         Purchaser hereby represents and warrants to Seller that: (i) Purchaser is not in a significantly disparate bargaining position in relation to Seller; (ii) Purchaser is represented by legal counsel in connection with the transaction contemplated by this Agreement; and (iii) Purchaser is purchasing the Property for business, commercial, investment, or other similar purpose and not for use as Purchaser's residence.

                                  ARTICLE VI.
                                     CLOSING

Section 6.1 Closing Date.

         The Closing shall be held in the offices of Closing Agent, or such other location as may be mutually agreed upon by Seller and Purchaser, at 10:00 a.m. (Dallas, Texas time) on the thirtieth (30th) day following the Inspection Period Expiration

         Date (the "CLOSING DATE"), or at such other time as mutually agreed by Seller and Purchaser.

Section 6.2 Closing Matters.

         (a) Seller's Deliveries. At Closing, expressly conditioned upon Purchaser's performance of its obligations under Section 6.2(b), Seller shall deliver:

                  (i) possession of the Property, subject to the Permitted Exceptions, as modified herein;

                  (ii) to the extent available and in Seller's possession, copies of all Permits;

                  (iii) an executed and acknowledged special warranty deed (the "DEED") in the form set forth in Exhibit B conveying the Real Property subject to the Permitted Exceptions;

                  (iv) a bill of sale in substantially the form of Exhibit C (the "BILL OF SALE"), executed and acknowledged by Seller, conveying without warranty the Personalty;

                  (v) an executed Assignment and Assumption of Warranties in substantially the form of Exhibit E (the "ASSIGNMENT OF WARRANTIES");

                  (vi) a certificate of Seller respecting the non-foreign status of Seller in the form set forth in Exhibit D attached hereto;

                  (vii) the originals of the Warranties, Service Contracts, Plans and Permits in Seller's possession;

                  (viii) an executed Lease between Purchaser and Dave & Buster's I, L.P. ("TENANT") in the form attached hereto as Exhibit F (the "LEASE"); and

                  (ix) such other documents as may be reasonably required by Closing Agent, including, but not limited to, documents evidencing the authority of Seller to consummate the sale of the Property in accordance with this Agreement and designating those persons authorized to execute and deliver all necessary documents at Closing.

         (b)      Purchaser's Deliveries. At Closing, Purchaser shall deliver:

                  (i) the remaining funds for the Purchase Price to the Closing Agent, sent by wire transfer of immediately available federal funds to the account designated by Closing Agent and available for disbursement no later than 11:00 a.m. (Dallas, Texas time) on the Closing Date;

                  (ii)     the Note, duly executed by Purchaser;

                  (iii) the Assignment of Warranties, duly executed and acknowledged by Purchaser;

                  (iv) the Lease, duly executed and acknowledged by Purchaser; and

                  (v) such other documents as may be reasonably required by Seller or Closing Agent, including, but not limited to, a certified copy of documents evidencing the authority of Purchaser to consummate the purchase of the Property in accordance with this Agreement and designating those persons authorized to execute and deliver all necessary documents at Closing.

         (c) Prorations. Ad valorem taxes (whether for real estate or personal property) against the Real Property will be prorated at Closing as of the Closing Date based on the tax bills for the year of the Closing. Seller shall pay to Purchaser at Closing (or credit the Purchase Price) the portion of the taxes on the Real Property from the beginning of the current year to the Closing Date. If Closing occurs before that year's tax bills are available, the proration will be based on the latest tax rate applied to 90% of the Purchase Price.

         (d) Preparation of Documents. All of the documents that are not attached hereto as exhibits to be executed at Closing shall be in form prepared to the reasonable satisfaction of Seller and Purchaser.

Section 6.3 Closing Costs.

         Except as otherwise provided in Section 7.3, each party shall be responsible for the payment of its own attorneys' fees incurred in connection with the transaction that is the subject of this Agreement. Any escrow fee charged by the Title Company shall be paid equally by Purchaser and Seller. Any transfer or documentary stamp tax, or similar charge (the "TRANSFER TAXES"), shall be paid by Seller at Closing. Except as otherwise expressly and specifically provided to the contrary in this Section 6.3 or otherwise in this Agreement, Seller shall pay only the filing fees for recording the Deed, the basic premium for the Title Policy, one-half (-1/2) of the escrow fees, and the Transfer Taxes. Except as otherwise expressly provided to the contrary in this
         Section 6.3 or otherwise in this Agreement, Purchaser shall pay any and all other costs, including, without limitation, one-half (-1/2) of the escrow fees, all premiums associated with extended coverage or any endorsements or modifications to the Title Policy, the costs of any updated Survey, and all other closing costs of any nature and costs of any inspections or tests Purchaser authorizes or conducts.

Section 6.4 Real Estate Commission.

         Seller agrees to pay, at Closing, to United Country Timberline Realty, Inc. and Staubach Retail Services, Inc. (collectively, the "BROKERS"), a real estate commission in accordance with separate written contracts, but only in the event of a Closing in strict accordance with this Agreement. The payment of the aforementioned commission to the Brokers by Seller shall fully satisfy any obligations of Seller for the payment of any real estate commission hereunder or in connection herewith. Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby (other than as described above in this Section 6.4), and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any person or entity (other than as described above in this Section 6.4) claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs, and expenses (including reasonable attorneys' fees and litigation costs) arising as a result of such claims and shall survive the Closing.

Section 6.5 Conditions Precedent to Seller's Obligations.

         Seller's obligation to consummate Closing hereunder is expressly conditioned on the satisfaction, at or before the Closing Date or such earlier date as is specified below, of each of the following conditions (any one or more of which may be waived, in whole or in part by Seller, at Seller's option):

         (a) All of the representations and warranties of Purchaser contained in this Contract shall have been true and correct when made and shall be true and correct on the Closing Date with the same effect as if made on and as of such date.

         (b) Purchaser shall have performed, observed and complied with all covenants, agreements and conditions required by this Contract to be performed, observed and complied with on its part prior to or as of the Closing.

Section 6.6 Conditions Precedent to Purchaser's Obligations.

                  Purchaser's obligations hereunder (including, without limitation, its obligation to purchase and accept the

                  Property) are expressly conditioned on the satisfaction, at or before the Closing Date or such earlier date as is specified below, of each of the following conditions (any one or more of which may be waived, in whole or in part, by Purchaser at Purchaser's option):

                  (a) All of the representations and warranties of Seller contained in this Contract shall have been true and correct when made, and shall be true and correct on the Closing Date with the same effect as if made on and as of such date.

                  (b) Seller shall have performed, observed and complied with all covenants, agreements and conditions required by this Contract to be performed, observed and complied with on its part prior to or as of the Closing hereof.

                  (c) The physical condition of the Property shall be substantially the same on the Closing Date as on the Effective Date.

                  (d) As of Closing, no proceedings shall be pending or threatened which could or would involve the change, redesignation, redefinition or other modification of the zoning classification (if any) of (or any zoning, building or environmental code requirements applicable to) the Property, or any portion thereof.

                                  ARTICLE VII.
                                    REMEDIES

Section 7.1 Seller's Remedies.

                  Other than the matters provided in Sections 5.3 and 6.4 hereof, in the event Purchaser falls to perform any of its obligations pursuant to this Agreement for any reason except failure by Seller to perform hereunder, Seller shall be entitled to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that the Seller's damages resulting from Purchaser's default are difficult, if not impossible, to determine and the Earnest Money is a fair and reasonable estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain.

Section 7.2 Purchaser's Remedies.

                  In the event Seller fails to perform its obligations pursuant to this Agreement (other than a breach of representation or warranty) for any reason except failure by Purchaser to perform hereunder, Purchaser may elect, as its sole remedies, to (a) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing or (b) enforce specific performance of the obligations of Seller and, upon delivery of the Documents and the Purchaser's Information to Seller, recover the Earnest Money in accordance with Section 7.4, less the Independent Consideration which shall be paid to Seller. In the event of a material breach of representation or warranty by Seller discovered by Purchaser after Closing, Purchaser's remedies are limited to those described in Section 8.4. IN NO EVENT SHALL SELLER, ITS DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS, OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE, ATTORNEY, OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY, BEYOND ITS INTEREST IN THE REAL PROPERTY, FOR ANY CLAIM, CAUSE OF ACTION, OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY, OR OTHERWISE (COLLECTIVELY, THE "CLAIMS"), AND PURCHASER HEREBY WAIVES THE CLAIMS.

Section 7.3 Attorneys' Fees.

                  In the event either party hereto is required to employ an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys' fees, incurred in connection with such transaction.

Section 7.4 Disposition of Earnest Money.

                  In the event of a termination of this Agreement by either Seller or Purchaser, Closing Agent is authorized to deliver the Earnest Money to the party hereto entitled to same pursuant to the terms hereof on or before the fifth (5th) day following receipt by the Closing Agent and non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies the Closing Agent that it disputes the right of the other party to receive the Earnest Money. In such event, the Closing Agent shall interplead the Earnest Money into a court of competent jurisdiction in Dallas County, Texas. All attorneys' fees and costs and Closing Agent's costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money or if the Earnest Money is distributed in part to both parties, then in proportion of such distribution. Notwithstanding the foregoing, in the event this Agreement is terminated and Purchaser is entitled to receive the Earnest Money, Closing Agent is not authorized to deliver the Earnest Money to Purchaser unless and until Seller notifies Closing Agent in writing that it has received the Documents and the Purchaser's Information. Seller agrees to deliver said notice promptly following its receipt of the Documents and the Purchaser's Information.

                                 ARTICLE VIII.
                   REPRESENTATIONS, WARRANTIES, AND COVENANTS

Section 8.1 Purchaser's Representations and Warranties.

                  (a) Authority of Purchaser. Purchaser represents and warrants that Purchaser has full right, power, and authority to enter into this Agreement and, at Closing, will have full right, power and authority to consummate the sale provided for herein.

                  (b) No Bankruptcy or Receivership. That at no time on or before the Closing Date, shall any of the following have occurred with respect to Purchaser, and if Purchaser is a partnership, to any general partners of Purchaser: (i) the commencement of a case under Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver of any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation, death or incapacity.

Section 8.2 Seller's Representations and Warranties.

                  (a) Seller is a Missouri corporation validly existing and in good standing, and Seller is qualified to do business in all states in which qualification is necessary to conduct its business, and has the authority to execute this Agreement and conclude the transactions contemplated therein.

                  (b) There is no pending or, to the knowledge of Seller, threatened condemnation or similar proceeding or special assessment (inclusive of assessments for street widening, repair, or improvement), or change in zoning affecting the Real Property.

                  (c) Seller has received no written notice concerning the Property from any Governmental Authority (as defined below in this Section 8.2) about a violation of any federal, state, county, or city statute, ordinance, code, rule, or regulation or stating that any investigation has commenced or is contemplated regarding any violation.

                  (d) There is no pending or, to Seller's knowledge, threatened material litigation or administrative proceeding affecting the Property.

                  (e) There are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under other debtor relief laws contemplated by, pending, or threatened against Seller.

                  (f) All necessary certificates of occupancy, licenses, permits, authorizations, consents, and approvals required by all governmental or quasi-governmental authorities having jurisdiction, and the requisite certificates of the local Board of Fire Underwriters (or other body exercising similar functions) have been issued for the Improvements, have been paid for in full, and are in full force and effect.

                  (g) Seller has not received any notices from any insurance company or board of underwriters of any defects or inadequacies in the Property or any part thereof which would adversely affect the insurability of the Property or increase the premiums for the insurance on the Property.

                  (h) The Improvements and Personalty at Closing will be owned by Seller free and clear of any conditional bills of sale, chattel mortgages, security agreements or financing statements or other liens or security interests of any kind.

                  (i) To Seller's knowledge, no default or breach exists under any of the covenants, conditions, restrictions, rights-of-way or easements, if any, affecting all or any portion of the Property which are to be performed or complied with by the owner of the Property.

                  (j) No work has been performed or is in progress at, and no materials have been furnished to, the Property which, though not presently the subject of, might give rise to, mechanics', materialmen's or other liens against the Property or any portion thereof. If any lien for such work is filed before or after Closing hereunder, Seller shall promptly discharge the same.

                  (k) Seller has duly filed with the proper authorities all federal, state and local tax returns and reports relating to the Real Property required by law or regulation to be filed. The Property has been rendered and valued for ad valorem and similar taxes and assessments as fully improved.

                  (l) To Seller's knowledge, there are no adverse or other parties in possession of the Property, or any part thereof, except Seller, nor has any party been granted any license, lease, or other right relating to the use or possession of the Property, or any part thereof, except the Permitted Encumbrances.

                  (m) To Seller's knowledge, there are no threatened or endangered species or their habitat on the Property.

                  (n) Seller warrants that it has not received notice of any environmental hazards or conditions that affect the Property, and that it has not received notice that there are any Hazardous Substances on the Property.

                  (o) Seller has not used the Property for the storage or disposal of Hazardous Substances and has not received notice that the Property was ever used for those purposes.


                  The term "GOVERNMENTAL AUTHORITY" means the United States of America, the state, county, and city where the Property is located, and any other political subdivision in which the Property is located or which exercises jurisdiction over the Property, and any agency, department, commission, board, bureau, property owners association, utility district, flood control district, improvement district, or similar district, or other instrumentality of any of them.

Section 8.3 Seller's Covenants.

                  Seller hereby covenants and agrees with Purchaser as follows:

                  (a) At all time from the Effective Date until the Closing Date, Seller shall maintain (or cause to be maintained, in accordance with the terms of the Lease) in force, fire and extended coverage insurance upon the Real Property for not less than the full replacement value of the Real Property, and commercial general liability insurance with respect to injury or death to persons and damage to property in an amount not less than $1,000,000; and

                  (b) Prior to the Closing, Seller shall maintain the Improvements in their present condition and repair, except for normal wear and tear and any casualty or condemnation, and Seller shall not remove any fixtures, equipment, furnishings and other personalty from the Improvements without replacing them with new items of like or greater value.

                  (c) Seller shall not negotiate, execute or commit to enter into (i) any tenant lease; or (ii) any modification, amendment restatement or renewal of any of the leases, without Purchaser's prior written consent in each instance.

                  (d) Seller shall not enter into any third party contract with respect to the Property which will survive the Closing.

                  (e) Pending Closing, Seller shall operate and manage the Property in a normal businesslike manner, and shall perform when due, all of Seller's obligations under all third party contracts, insurance policies, governmental approvals and any other agreements relating to the Property and otherwise in accordance with applicable laws, ordinances, rules and regulations affecting the Property.

                  (f) Seller has paid or will pay in full, prior to Closing, all bills and invoices for labor, goods, materials and services of any kind with respect to the Property and utility charges relating to the period prior to Closing.

                  (g) All action required pursuant to this Contract which is necessary to effectuate the transactions contemplated herein will be taken promptly and in good faith by Seller, and Seller shall furnish Purchaser with such documents or further assurances as Purchaser may reasonably require.

                  (h) After the date hereof and prior to Closing, no part of the Property, nor any interest therein, will be alienated, liened, encumbered or otherwise transferred.

                  (i) Seller shall promptly notify Purchaser of any change in any condition with respect to the Property or of any event or circumstance which makes any representation or warranty of Seller to Purchaser under this Contract untrue or misleading in any material respect, it being understood that Seller's obligation to provide notice to Purchaser under this
                           Section 8.3 shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties or covenants under this Contract.

Section 8.4 Survival of Representations and Warranties.

                  Except as otherwise expressly set forth herein, the representations and warranties set forth in Section 8.2 shall be continuing and shall be true and correct on and as of the Closing Date with the same force and effect as if made at that time, and such representations and warranties shall survive the Closing for a period of six (6) months, at which time they shall expire and terminate and be of no further force and effect unless a claim for breach thereof has been instituted within such six (6) month period; PROVIDED, HOWEVER, Purchaser shall have the right to bring an action thereon only if (i) Purchaser has given the Seller written notice of the circumstances giving rise to the alleged breach within such six (6) month period, and (ii) the aggregate, actual damages from all breaches by Seller exceeds $50,000.

Section 8.5 Knowledge Standard.

                  For purposes of this Agreement, wherever the terms "SELLER'S KNOWLEDGE" or "TO THE BEST OF SELLER'S KNOWLEDGE" is used, it shall be limited to the actual knowledge (being the current, conscious awareness of facts or other information, without investigation or implied duty to investigate) of John Davis, Bryan Spain, or Chas Michel; provided, however, the foregoing individuals are acting for and on behalf and in their capacities as officers of Seller or one or more of Seller's affiliates and are in no manner expressly or impliedly making any of these representations in their individual capacity and Purchaser hereby waives any right to sue or to seek any judgment or claim against any of them on an individual basis. The term "TO SELLER'S KNOWLEDGE" or "TO THE BEST OF SELLER'S KNOWLEDGE" shall not include knowledge imputed to the Seller from any other person.

                                  ARTICLE IX.
                                  CONDEMNATION

Section 9.1 Condemnation.

                  If, prior to Closing, any governmental authority or other entity having condemnation authority shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to a Material Portion (as hereinafter defined) of the Real Property, and the same is not dismissed on or before ten (10) days prior to Closing, Purchaser shall be entitled, as its sole remedy, to terminate this Agreement by giving written notice to Seller on or before the earlier to occur of (a) ten
                  (10) days following notice by Seller to Purchaser of such condemnation, or (b) the Closing Date. In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence, Purchaser shall be conclusively deemed to have elected to close the acquisition of the Property subject to such condemnation, without any reduction in Purchase Price, and waives any right to terminate this Agreement as a result thereof. For purposes of this Section 9.1, a "MATERIAL PORTION" shall mean that portion of the Real Property which, if taken or condemned, would reduce the value of the Property by not less than $1,000,000.00. Notwithstanding anything to the contrary herein, if any eminent domain proceeding is instituted (or notice of which is given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and the surface may, after such taking, be used in substantially the same manner as though such rights had not been taken, Purchaser shall not be entitled to terminate this Agreement as to any part of the Real Property, but any award resulting therefrom shall be the exclusive property of Purchaser upon Closing. In the event Purchaser elects to terminate this Agreement under this Section 9.1, the Earnest Money (less the Independent Consideration) shall be returned to Purchaser upon Seller's receipt of the Documents and Purchaser's Information in accordance with Section 5.4, and neither party to this Agreement shall thereafter have any further rights or obligations hereunder except as otherwise provided in Sections 5.3 and 6.4 hereof. If Purchaser waives (or is deemed to have waived) the right to terminate this Agreement as a result of such a condemnation, despite such condemnation, Seller and Purchaser shall close this Agreement in accordance with the terms hereof with no reduction in the Purchase Price, and Seller shall assign to Purchaser at Closing all of Seller's right, title and interest in and to all proceeds resulting or to result from said condemnation and Seller will execute and deliver to Purchaser at Closing, or thereafter on demand, all proper instruments for the assignment to and collection by Purchaser of any such award.

                                   ARTICLE X.
                                  RISK OF LOSS

Section 10.1 Risk of Loss.


                  Until Closing, Seller alone shall bear the risk of loss should there be damage to any of the Improvements by fire or other casualty (collectively, "CASUALTY"). If, prior to the Closing, any of the Improvements shall be damaged by a Casualty, Seller shall take all action necessary to preserve and protect the Improvements from further loss or damage, and Seller shall deliver to Purchaser within seven (7) business days of such Casualty written notice ("CASUALTY LOSS NOTICE") of such Casualty after it has made its determination provided for in
                  Section 10.2 hereof.

Section 10.2 Loss.


                  As used herein, the Improvements shall be "MATERIALLY DAMAGED" if the cost of restoring the same to their condition prior to the fire or other casualty in full compliance with all applicable building and zoning laws, ordinances and regulations will exceed $100,000 but will not exceed $500,000 whether or not such damage is covered by insurance. As used herein, the Improvements shall be "SUBSTANTIALLY DAMAGED" if the cost of restoring the same to their condition prior to the fire or other casualty in full compliance with all applicable building and zoning laws, ordinances and regulations will equal or exceed $500,000, whether or not such damage is covered by insurance. If the Improvements are Materially Damaged, Purchaser (but not Seller) may either (a) terminate this Contract by delivering written notice to Seller within ten
                  (10) business days following Seller's delivery of the Casualty Loss Notice (said period hereinafter called "FIRST CASUALTY OPTION PERIOD") or (b) waive its right of termination and proceed to close this transaction in accordance with the terms hereof without reduction to the Purchase Price (the "WAIVER OPTION"). Failure of Purchaser to deliver written notice of termination within said fifteen (15) day period shall be conclusively deemed to be an election by Purchaser of the Waiver Option. If the Improvements are Substantially Damaged, either party may terminate this Contract by delivering written notice to the other party within the First Casualty Option Period. Failure to provide notice shall be deemed an election on both parties part to proceed in accordance with the terms hereof. If this Contract does not terminate pursuant to the terms of this Section 10.2 prior to expiration of the First Casualty Option Period or, in the event the Improvements are neither Materially Damaged nor Substantially Damaged: (a) the transaction shall close in accordance with its terms notwithstanding the casualty; (b) Seller shall promptly commence and thereafter complete within a reasonable period of time the repair of the Improvements to substantially the same condition as existed prior to the loss; and (c) Seller shall deposit the insurance proceeds with the Title Company and the Title Company shall be authorized to disburse that sum: (i) to Seller in monthly installments based upon the value of the work and materials completed upon Purchaser's acceptance of the completed work, which acceptance shall not be unreasonably withheld or delayed or (ii) to Purchaser if Seller fails to complete such work within a reasonable time following Closing and Purchaser gives written notice to Seller and Title Company terminating the escrow, in which event Purchaser shall apply the escrowed funds so delivered to it to the reasonable cost of completion of such work. Any excess of such funds over the above such cost shall be remitted by Purchaser to Seller. If this transaction closes prior to the repair of any damage, the Title Policy may contain the standard exception relating to mechanic's liens and pending disbursements as provided by Rule P-8 of the Rules promulgated by the Texas Board of Insurance. Upon completion of the repairs, Seller shall cause the Title Company to remove the exception. If Closing is postponed in order for Seller to complete such repairs and Seller fails to substantially complete same not later than a date which would allow Closing to occur on or prior to February 1, 2002, Purchaser (as its sole remedy) may either terminate this Agreement by written notice to Seller or close with the establishment of the above mentioned escrow account. In the event Seller or Purchaser elects to terminate this Agreement under this Section 10.2, the Earnest Money (less the Independent Consideration) shall be returned to Purchaser upon Seller's receipt of the Documents and Purchaser's Information and thereafter neither party to this Agreement shall thereafter have any further rights or obligations hereunder, except as otherwise provided in Sections 5.3 and 6.4 hereof. If Purchaser elects the Waiver Option, then at the sole option of Seller, (a) Seller shall repair the Improvements to substantially their condition prior to such damage, or (b) Seller shall deliver to Purchaser an amount equal to the deductible and assign to Purchaser all of its rights in the resulting casualty insurance proceeds (but the amount of such deductible plus insurance proceeds shall not exceed the lesser of (i) the cost of repair or (ii) the Purchase Price) and a pro rata share of the rental or business loss proceeds, if any, from the insurance coverage. In the event Seller elects to assign insurance proceeds, (A) Purchaser may notify all appropriate insurance companies of its interest in the insurance proceeds, and (B) all casualty insurance proceeds payable as a result of the loss (subject to the limitation herein described) and Purchaser's pro rata share of any rental or business loss proceeds shall be assigned to Purchaser at Closing.

Section 10.3 Non-Material Loss.

                  In the event, in Seller's determination, the Improvements have been neither Materially Damaged or Substantially Damaged by a Casualty, the rights and obligations of the parties shall not be affected thereby and at the sole option of Seller, (a) Seller shall repair the Improvements to substantially their condition prior to such damage, or (b) Seller shall deliver to Purchaser an amount equal to the deductible and assign to Purchaser all of its rights in the resulting casualty insurance proceeds (but the amount of such deductible plus insurance proceeds shall not exceed the lesser of (i) the cost of repair or (ii) the Purchase Price) and a pro rata share of the rental or business loss proceeds, if any, from the insurance coverage. In the event Seller elects to assign insurance proceeds, (A) Purchaser may notify all appropriate insurance companies of its interest in the insurance proceeds, and (B) all casualty insurance proceeds payable as a result of the loss (subject to the limitation herein described) and Purchaser's pro rata share of any rental or business loss proceeds shall be assigned to Purchaser at Closing.

Section 10.4 Delay in Completion of Repairs.

                  If Seller has elected to repair and if the repairs cannot be completed by the Closing Date, the Seller may, at Seller's sole option, and following notice to Purchaser of Seller's exercise of such option on or before Closing, postpone the Closing Date until five (5) days following substantial completion of the repairs (but in no event more than thirty
                  (30) days following the Closing Date), notwithstanding anything in Section 6.1 of this Agreement to the contrary; provided, however, in the event Seller has failed for any reason whatsoever to substantially complete such repairs on or before the date that is thirty (30) days following the Closing Date, Seller shall deliver to Purchaser an amount equal to the deductible and assign to Purchaser all of its rights in the resulting casualty proceeds, (but the amount of such deductible plus insurance proceeds shall not exceed the lesser of (i) cost of repair or (ii) the Purchase Price) and a pro rata share of the rental or business loss proceeds, if any, from the insurance coverage, and, if Seller has executed one or more contracts for the repairs, Seller shall assign to Purchaser, and Purchaser shall assume in writing, all of Seller's rights and obligations under such contracts and the amount of such deductible payable to Purchaser shall be reduced by the amount of any out-of-pocket expenditures incurred by Seller in connection with such repairs.

                                  ARTICLE XI.
                                  MISCELLANEOUS

Section 11.1 Entire Agreement.

                  This Agreement contains the entire agreement of the parties hereto. There are no other agreements, oral or written, and this Agreement can be amended only by written agreement signed by the parties hereto, and by reference, made a part hereof.

Section 11.2 Agreement Binding on Parties; Assignment.

                  This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement only upon the following conditions: (i) the assignee of Purchaser must be an affiliate (as that term is defined in the rules and regulations promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended) of Purchaser, (ii) all of the Earnest Money must have been delivered in accordance with Section 2.2, (iii) the Inspection Period shall be deemed to have ended, (iv) Purchaser shall remain primarily liable for the performance of Purchaser's obligations, (v) Purchaser shall agree to reimburse Seller for its reasonable legal fees and expenses, if any, incurred in connection with revisions to the closing documents resulting from such assignment, and (vi) a copy of the fully executed written assignment and assumption agreement along with the taxpayer identification number of the proposed assignee, shall be delivered to Seller at least ten
                  (10) days prior to Closing. No transfer or assignment in violation of this Section 11.2 is valid or enforceable.

Section 11.3 Effective Date.

                  The Effective Date of this Agreement shall be the date on which the Closing Agent acknowledges its receipt of a copy of this Agreement executed by both Seller and Purchaser and receipt of the Earnest Money. The execution hereof by Seller shall constitute an offer by Seller to Purchaser to sell the Property on the terms and conditions herein stated, which must be accepted by Purchaser on or before November 9, 2001. If Seller's offer is not timely accepted, this Agreement shall thereafter be null and void.

Section 11.4 Notice.

                  All notices, requests, approvals, consents, and other communications required or permitted under this Agreement ("NOTICES") must be in writing and are effective:

                  (a) on the business day sent if (i) sent by telecopier prior to 5:00 p.m. Dallas, Texas time, (ii) the sending telecopier generates a written confirmation of sending, and (iii) a confirming copy is sent on the same business day by one of the other methods specified below.

                  (b) on the next business day after delivery, on a business day, to a nationally recognized overnight courier service for prepaid overnight delivery.

                  (c) 3 days after being deposited in the United States mail, certified, return receipt requested, postage prepaid, or

                  (d) upon receipt if delivered by any method other than the methods specified above.


                  All Notices must be sent to the address for each party specified below or to any other address any party specifies by ten (10) days' prior notice to the other party.

      Seller:           D & B Realty Holding, Inc.
                        2481 Manana Drive
                        Dallas, Texas 75220
                        Attn: John Davis, Esq.
                        Fax: (214) 357-1536
                        Email: john_davis@daveandbusters.com

      with a copy       Kane, Russell, Coleman & Logan, P.C.
      to:               3700 Thanksgiving Tower
                        1601 Elm Street
                        Dallas, Texas  75201
                        Attn:  Scott A. Dyche
                        Fax:  (214) 777-4299
                        Email:  sdyche@krcl.com

      and to:           Staubach Retail Services, Inc.
                        15601 Dallas Parkway
                        Suite 400
                        Addison, Texas 75001
                        Attn: Mike Holsomback
                        Fax: (972) 361-5909
                        Email: holsomback@staubach.com

      Purchaser:        KAZA I, LTD.
                        c/o AMCAM, INC., its General Partner

                        10803 Keystone Bend
                        Austin, Texas 78750
                        Attn: James A. Bieber
                        Fax: (512) 336-1055
                        Email: 123roxy@swbell.net

      with a copy       McLeroy, Alberts & Benjamin, P.C.
      to:               608 West 12th Street
                        Austin, Texas  78701
                        Attn: Christopher M. Benjamin
                        Fax:  (512) 472-1622
                        Email: cbenjamin@att.net

      Closing Agent/    Hexter-Fair Title Company
      Title Company:    8333 Douglas Avenue

                        Suite 130
                        Dallas, Texas  75225
                        Attn: Carol Erick
                        Fax:  (214) 987-3351
                        Email:  caerick@hexter-fair.com

Section 11.5 Time of the Essence.

         Time is of the essence in all things pertaining to the performance of this Agreement.

Section 11.6 Place of Performance.

         This Agreement is made and shall be performable in Dallas, Texas, and shall be construed in accordance with the laws of the State of Texas, without regard to principles of conflicts of law.

Section 11.7 Currency.


         All dollar amounts are expressed in United States currency.

Section 11.8 Section Headings.

         The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

Section 11.9 Obligations.

         To the extent necessary to carry out the terms and provisions hereof, and unless otherwise specifically provided elsewhere herein, the terms, conditions, obligations and rights set forth herein shall not be deemed terminated at the time of Closing, nor will they merge into the various documents executed and delivered at the time of Closing.

Section 11.10 Business Days.

         In the event that any date or any period provided for in this Agreement shall end on a Saturday, Sunday, or legal holiday in the state defined in Section 11.6 hereof, the applicable date or period shall be extended to the first business day following such Saturday, Sunday, or legal holiday.

Section 11.11 No Recordation.

         Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto and any such recordation of this Agreement or memorandum hereto by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon this Agreement shall, at the option of Seller, terminate and be of no further force and effect. Upon termination, all Earnest Money shall be immediately delivered to Seller, whereupon the parties shall have no further duties or obligations one to the other except as provided in Sections 5.3 and 6.4.

Section 11.12 Multiple Counterparts.

         This Agreement may be executed in multiple counterparts, each of which is to be deemed an original for all purposes. This Agreement may be executed by facsimile signature.

Section 11.13 Severability.

         If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

Section 11.14 Taxpayer ID.

         Purchaser's Taxpayer ID Number is _______________.

Section 11.15 Section 1031 Exchange.

         Purchaser may elect, upon notice to Seller given prior to the Closing Date, to exchange the fee title in the Property for other property of like kind and qualifying use within the meaning of Section 1031 of the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder (the "1031 EXCHANGE TRANSACTION"). In order to facilitate the 1031 Exchange Transaction, Purchaser may retain the services of a Qualified Intermediary within the meaning of Treas. Reg. 1.1031(k)-1(g)(4), which shall provide services to Purchaser in connection with Purchaser's 1031 Exchange Transaction. Purchaser expressly reserves the right to assign its rights under this Agreement to a Qualified Intermediary on or before the Closing Date. However, this assignment in no way relieves Purchaser of any obligations or duties under this Agreement. By executing this Agreement, Seller agrees to cooperate with Purchaser and the Qualified Intermediary, at no additional cost to Seller, to effect the 1031 Exchange Transaction and to execute and deliver any and all documents which reasonably may be required to effect the 1031 Exchange Transaction.

                                    SELLER:

                                    D & B REALTY HOLDING, INC.,
                                    a Missouri corporation

DATE:  November 9, 2001             By:   /s/ Chas Michel
                                       ---------------------------------
                                    Name: Chas Michel
                                         -------------------------------
                                    Title:      Treasurer
                                          ------------------------------------


                                    PURCHASER:

                                    KAZA I, LTD.,
                                    a Texas limited partnership

                                    By:   AMCAM, INC., a Texas corporation
                                    Its:  General Partner

DATE: November 9, 2001                    By:   /s/ James A. Bieber
                                             -----------------------------------
                                                James A. Bieber
                                          Its:  President

                            JOINDER BY CLOSING AGENT

         Hexter-Fair Title Company, referred to in this Agreement as the Closing Agent, hereby acknowledges that it received this Agreement executed by Seller and Purchaser and the Earnest Money on the 12th day of November 2001 (the "EFFECTIVE DATE"), and accepts the obligations of the of the Closing Agent as set forth herein. The Closing Agent hereby agrees to hold and distribute the Earnest Money in accordance with the terms and provisions of this Agreement.

                                    HEXTER-FAIR TITLE COMPANY

                                    By:   /s/ Carol Erick
                                       ---------------------------------------
                                    Name: Carol Erick
                                         -------------------------------------
                                    Title:      Executive Vice President
                                          ------------------------------------

                                    EXHIBIT A

                            LEGAL DESCRIPTION OF LAND

                                  [TO BE ADDED]

                                    EXHIBIT B

                              SPECIAL WARRANTY DEED

STATE OF TEXAS    Section
                  Section     KNOW ALL MEN BY THESE PRESENTS THAT:

COUNTY OF HARRIS  Section


         THAT D & B REALTY HOLDING, INC., a Missouri corporation ("GRANTOR"), for and in consideration of the sum of TEN AND NO/100 Dollars ($10.00) and other good and valuable consideration in hand paid by KAZA I, LTD., a Texas limited partnership ("GRANTEE"), the receipt and sufficiency of which are hereby acknowledged, has GRANTED, SOLD AND CONVEYED and by these presents does GRANT, SELL AND CONVEY unto Grantee all of Grantor's rights, titles, powers, privileges and interests in and to that certain real property situated in Harris County, Texas, and more particularly described on Exhibit A attached hereto and made a part hereof for all purposes (the "LAND"), together with (i) all buildings, improvements, fixtures and other items of real estate located on the Land (collectively, the "IMPROVEMENTS"), and (ii) all and singular the rights, titles, benefits, privileges, remainders, reversions, easements, tenements, hereditaments, interests and appurtenances of Grantor pertaining to the Land and the Improvements, including, without limitation, any right, title and interest of Grantor (but without warranty whether statutory, express or implied) in and to adjacent strips or gores, if any, between the Land and abutting properties, and in and to adjacent streets, highways, roads, alleys or rights-of-way, either at law or in equity, in possession or expectancy (all of the above-described properties together with the Land and the Improvements are hereinafter collectively referred to as the "PROPERTY"). This conveyance is made and accepted subject and subordinate to (a) standby fees, taxes and assessments by any taxing authority for the current year, and subsequent years, and subsequent taxes and assessments by any taxing authority for prior years due to change in land usage or ownership, and (b) the matters set forth on Exhibit B attached hereto and made a part hereof for all purposes (collectively, the "PERMITTED ENCUMBRANCES").

         TO HAVE AND TO HOLD the Property, together with all and singular the rights and appurtenances thereto in any wise belonging unto Grantee, Grantee's heirs, executors, administrators, personal representatives, successors and assigns forever and subject to the Permitted Encumbrances, Grantor does hereby bind itself, its successors and assigns, to WARRANT AND FOREVER DEFEND all and singular the Property unto Grantee, Grantee's heirs, executors, administrators, personal representatives, successors and assigns, against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise, subject, however, to the Permitted Encumbrances.

         EXECUTED to be effective for all purposes as of the ___ day of ___________ 2001.

                              GRANTOR:

                              D & B REALTY HOLDING, INC., a Missouri corporation


                              By:
                                 ---------------------------------------------
                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------


AFTER RECORDING RETURN TO:

--------------------------

--------------------------

--------------------------

ADDRESS OF GRANTEE:

KAZA I, LTD.
c/o AMCAM, INC.
10803 Keystone Bend
Austin, Texas 78750

STATE OF TEXAS    Section
                  Section
COUNTY OF DALLAS  Section


         This instrument was acknowledged before me on the ____ day of ___________, 2001, by ______________________, ___________________ of D & B
Realty, Inc., a Missouri corporation, on behalf of said corporation.

[SEAL]
                                    -------------------------------------------
                                    Notary Public in and for the State of Texas

My commission expires:
                                    -------------------------------------------
                                    Printed Name of Notary Public

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

                                   EXHIBIT "B"

                             PERMITTED ENCUMBRANCES

                                    EXHIBIT C

                           BILL OF SALE AND ASSIGNMENT


         This BILL OF SALE AND ASSIGNMENT (this "AGREEMENT") is made and entered into effective as of the day of _____________ 2001 (the "EFFECTIVE DATE"), by and between D & B REALTY HOLDING, INC., a Missouri corporation ("ASSIGNOR"), as assignor, for the benefit of KAZA I, LTD. a Texas limited partnership ("ASSIGNEE"), as assignee.

                             PRELIMINARY STATEMENTS

         The following statements are a material part of this Agreement:

         A. Concurrently herewith, Assignor is transferring and conveying to Assignee, by Special Warranty Deed, all of Assignor's interest in and to the land described on EXHIBIT "A" (the "LAND") attached to this Agreement and incorporated in this Agreement by reference, together with all improvements thereon and other property more particularly described therein (collectively, the "PROPERTY").

         B. Assignor desires to assign to Assignee all of Assignor's interest, if any, in and to all equipment, machinery, and personal property used on or in connection with the operation and/or maintenance of the Property; and all of Assignor's interest, if any, in and to other items of personal property, both tangible and intangible, affixed or attached to, or in connection with the use, enjoyment, occupancy and operation of the Property, except those owned by others, but including the property described below (all of the foregoing properties and assets being herein collectively called the "ASSIGNED PROPERTIES").

                                   AGREEMENTS:

         NOW THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged:

         1. Assignment. Assignor does hereby ASSIGN, CONVEY, GIVE, GRANT, BARGAIN, SELL, CONFIRM AND DELIVER unto Assignee and its respective successors and assigns, all of Assignor's rights, title and interest, if any, in and to the Assigned Properties. TO HAVE AND TO HOLD all and singular the Assigned Properties unto Assignee, its successors and assigns, forever, and Assignor does hereby bind itself, its successors and assigns, to forever WARRANT AND DEFEND Assignee's title to the Assigned Properties and all rights and interests therein unto Assignee, its successors and assigns, against all every person and persons whomsoever lawfully claiming the same or any interest therein, by, through or under Assignor, but not otherwise.


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
         2. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.


         IN WITNESS WHEREOF, Assignor has caused this Agreement to be executed effective as of the Effective Date.

                                    Assignor:

                                    D & B REALTY HOLDING, INC.,
                                    a Missouri corporation

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

                                   EXHIBIT "A"

                          LEGAL DESCRIPTION OF THE LAND

                                    EXHIBIT D

                       CERTIFICATION OF NON-FOREIGN STATUS

    SECTION 1445 OF THE INTERNAL REVENUE CODE PROVIDES THAT A TRANSFEREE OF A UNITED STATES REAL PROPERTY INTEREST MUST WITHHOLD TAX IF THE TRANSFEROR IS A FOREIGN PERSON. TO INFORM THE TRANSFEREE, ____________, THAT WITHHOLDING TAX
      IS NOT REQUIRED UPON THE DISPOSITION OF A UNITED STATES REAL PROPERTY
             INTEREST BY D & B REALTY HOLDING, INC. ("SELLER"), THE
         UNDERSIGNED HEREBY CERTIFIES THE FOLLOWING ON BEHALF OF SELLER:

         1. Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations promulgated pursuant thereto);

         2. Seller's United States Employer Identification Number is:
___________; and


         3. Seller's office address is: 2481 Manana Drive, Dallas, Texas 75220.


         Seller understands that this Certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both. Under penalties of perjury, I declare that I have examined this Certification and, to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Seller.

         EXECUTED this ____ day of _______________ 2001, at Dallas, Texas.

                                    SELLER:

                                    D & B REALTY HOLDING, INC.,
                                    a Missouri corporation

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------

STATE OF TEXAS    Section
                  Section
COUNTY OF DALLAS  Section


         This instrument was ACKNOWLEDGED before me, on the ____ day of____________ 2001, by ________________________, who declares that he is the
________________ of Dave & Buster's, Inc., a Missouri corporation, on behalf of said corporation.

                                    ------------------------------------------
[S E A L]                           Notary Public, State of Texas


My Commission Expires:
                                    ------------------------------------------
                                    Printed Name of Notary Public
------------------------

                                    EXHIBIT E

                            ASSIGNMENT OF WARRANTIES

         This Assignment of Warranties (this "Assignment") is made as of _______________, 2001, by D & B REALTY HOLDING, INC., a Missouri corporation ("Grantor"), and KAZA I, LTD., a Texas limited partnership ("Grantee").


                                   ASSIGNMENT

         For and in consideration of the sum of Ten and No/100 Dollars ($10.00) cash and other good and valuable consideration to Grantor paid by Grantee, the receipt and sufficiency of which are acknowledged, Grantor and Grantee agree as follows:

1. Assignment. Grantor GRANTS, SELLS, and CONVEYS to Grantee all of Grantor's interest in the following described properties, rights, and estates (collectively, the "PROPERTY") that are located on, affixed to, or used in connection with the real property (the "REAL PROPERTY") described on Exhibit A attached to this Assignment:

         (a) all service contracts, vending agreements, assignable licenses, or assignable permits with respect to the Real Property listed on Exhibit B to this Assignment (the "CONTRACTS"), and the continuing rents, issues, and profits from the Contracts, if any;

         (b) all security deposits, utility deposits, and other deposits and security deposit accounts, if any, maintained with respect to the Real Property (the "DEPOSITS"); and


         (c) all warranties and guaranties which are applicable to or covering any part of the improvements, personalty, or equipment situated on the Property, if any.


         TO HAVE AND TO HOLD the Property to Grantee, its successors and assigns, forever. Grantor binds itself, its successors and assigns, to WARRANT AND FOREVER DEFEND, all and singular the Property, subject to the warranties, covenants, and conditions in this Assignment, to Grantee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the Property or any part thereof , by, through, and under Grantor, but not otherwise.

2. Assumption. Grantee assumes and agrees to perform all terms, covenants, and conditions of the Leases and the Contracts, on the part of the lessor or on the part of the Grantor, as the case may be, therein required to be performed arising on or after the date of this Assignment. Grantee also assumes and agrees to hold and pay the Deposits to the persons entitled to them.

3. Indemnities. Grantor shall indemnify, defend, and hold Grantee harmless from any and all liabilities, claims, demands, damages, and causes of actions that may now or hereafter be made or asserted against Grantee arising out of or related to the Property for acts or omissions of Grantor occurring prior to the date of this Assignment.

Grantee shall indemnify, defend, and hold Grantor harmless from any and all liabilities, claims, demands, damages, and causes of actions that may now or hereafter be made or asserted against Grantor arising out of or related to the Property for acts or omissions occurring on or after the date of this Assignment.

4. Disclaimer GRANTOR HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, EXPRESS OR IMPLIED, OF, AS, TO AND CONCERNING THE FITNESS, SUITABILITY, MERCHANTABILITY OR CONDITION OF ANY OF THE PROPERTY AND ITS IMPROVEMENTS AND FIXTURES. THE TRANSFER OF THE PROPERTY TOGETHER WITH THE IMPROVEMENTS AND FIXTURES IS IN THEIR "AS IS," "WHERE IS" CONDITION, WITH ALL FAULTS.

         DATED EFFECTIVE as of the first date above written.

                                    GRANTOR:

                                    D & B REALTY HOLDING, INC., a Missouri
                                    corporation

                                    By:
                                       --------------------------------------
                                    Name:
                                         ------------------------------------
                                    Title:
                                          -----------------------------------

                                    GRANTEE:

                                    KAZA I, LTD., a Texas limited partnership

                                    By:   AMCAM, INC., a Texas corporation
                                    Its:  General Partner

                                          By:
                                             ---------------------------------
                                                James A. Bieber
                                          Its:  President

                                    EXHIBIT F

                                      LEASE

                                [TO BE ATTACHED]

                                    EXHIBIT G

                                 PROMISSORY NOTE


$2,633,100.00                                                      Dallas, Texas


         FOR VALUE RECEIVED, the undersigned, KAZA I, LTD. (the "Borrower"), promises to pay to the order of D & B REALTY HOLDING, INC., a Missouri corporation ("Lender"), at 2481 Manana Drive, Dallas, Texas 75220, or at such other place as holder hereof may designate in lawful money of the United States of America in immediately available funds the principal sum of TWO MILLION SIX HUNDRED THIRTY-THREE THOUSAND ONE HUNDRED and NO/100 DOLLARS ($2,633,100.00) or so much as advanced hereunder from time to time, together with interest thereon from day to day outstanding from the date of advance at the rate of seven and one-half percent (7.5%) per annum, payable as follows:

         Payments of principal and interest, in the amount of $21,212.07 each, shall be due and payable monthly, commencing on ________, 2001, and continuing regularly on the first (1st) day of each calendar month thereafter until __________, 2021 at which time all outstanding principal and accrued, unpaid interest shall be due and payable.

         Upon the failure of Borrower to repay the amounts due under this Promissory Note (this "Note"), when due, the holder hereof shall have the right to declare the unpaid principal balance and accrued but unpaid interest on this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any liens and security interests securing payment hereof, if any, and to exercise any of its other rights, powers and remedies, at law or in equity. All such rights, powers, and remedies are cumulative of each other and of any and all other rights and remedies existing at law or in equity. Notwithstanding anything to the contrary herein contained, Lender shall not exercise any rights herein granted until such time as Lender has given Borrower written notice of default, and has given Borrower the opportunity to cure such default within ten (10) business days from the date of actual delivery of the notice to Borrower.

         Should the indebtedness represented by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceeding, or should this Note be placed in the hands of attorneys for collection after default, Borrower agrees to pay, in addition to the principal, interest due and payable hereon and any other sums due and payable hereunder, all costs of collecting or attempting to collect this Note, including reasonable attorneys' fees and expenses (including those incurred in connection with any appeal).

         Borrower and all endorsers and guarantors of this Note hereby waive presentment, demand, notice, protest, stay of execution, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, all other notices, filing of suit and diligence in collecting this Note or enforcing any of the security here for, and all other defenses to payment generally; and hereby assent to the terms hereof, and agree that any renewal, extension, or postponement of the time for payment or any other indulgence or any substitution, exchange, or release of collateral or the additional release of any person or entity primarily or secondarily liable, may be affected without notice to and without releasing Borrower, any endorser or any guarantor from any liability hereunder or under any related guaranty and that the holder hereof shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to enforce its rights against them or any security herefor.

         Borrower may prepay any sums due and owing hereunder at any time, without penalty. This Note may be assigned by Borrower, without the necessity of the consent of Lender.

         It is the intent of Lender and Borrower to conform to and contract in strict compliance with applicable usury laws from time to time in effect. All agreements between Lender or any other holder hereof and Borrower are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of maturity of any obligation), shall the interest taken, reserved, contracted for, charged, chargeable or received under this Note, or otherwise, exceed the maximum nonusurious amount permitted by applicable law (the "Maximum Amount"). If, from any possible construction of any document, interest would otherwise be payable in excess of the Maximum Amount, any such construction shall be subject to the provisions of this paragraph and such document shall, ipso facto, be automatically reformed and the interest payable shall be automatically reduced to the Maximum Amount, without the necessity of execution of any amendment or new document. If the holder hereof shall ever receive anything of value that is characterized as interest under applicable law and that would apart from this provision be in excess of the Maximum Amount, an amount equal to the amount that would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the indebtedness evidenced hereby in the inverse order of its maturity and not to the payment of interest, or refunded to Borrower or the other payor thereof if and to the extent such amount that would have been excessive exceeds such unpaid principal. The right to accelerate maturity of this Note or any other indebtedness does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the holder hereof does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest on account of such indebtedness does not exceed the Maximum Amount. As used in this paragraph, the term "applicable law" shall mean the laws of the State of Texas or the federal laws of the United States applicable to this transaction, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future. This provision shall control any other provision of this Note or in any other documents relating to this Note.

         Lender, as tenant, and Borrower, as landlord, have entered into that certain Lease Agreement of even date herewith (the "Lease") covering certain real property and improvements located in Dallas, Texas. Notwithstanding anything to the contrary contained herein, in the event that Lender shall default under the Lease, and such default shall remain uncured for the period provided in the Lease so as to become an Event of Default (as defined in the Lease), then this Note shall be immediately deemed paid in full and canceled, and Borrower shall have no further obligations, of any kind, to Lender under this Note. Any default by Borrower under this Note shall constitute a default by landlord under the Lease.

THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

         BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS NOTE OR UNDER ANY OTHER DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS NOTE (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS NOTE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

THE WRITTEN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES,

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note as of the date and year first above written.

                                    BORROWER:

                                    KAZA I, LTD.,
                                    a Texas limited partnership

                                    By:   AMCAM, INC., a Texas corporation
                                    Its:  General Partner

                                          By:
                                             -------------------------------
                                                James A. Bieber
                                          Its:  President



                                       4